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                                                                    Exhibit 99.2


   BENEFICIAL OWNERSHIP TABLE OF ACORN PRODUCTS, INC. AS OF DECEMBER 23, 2002

                                                                            Shares           Percent
                                                                         Beneficially      Beneficially
                     Name of Security Holder                               Owned(1)           Owned
                     -----------------------                             ------------      ------------
The TCW Group, Inc. (2)                                                    2,478,366           50.5
OCM Principal Opportunities Fund, L.P. (3)                                 1,890,441           38.5
All Directors and Executive Officers as a group                             11,560             0.3
All Other Stockholders (4)                                                  525,467            10.7



(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares. As of December 23, 2002, there were 4,905,834 shares of the Company's Common Stock outstanding.

(2) The TCW Group, Inc. is the parent corporation of TCW Asset Management Company ("TAMCO"). TAMCO is the managing general partner of TCW Special Credits, a general partnership among TAMCO and certain individual general partners (the "Individual Partners"). TCW Special Credits is (i) the general partner of four limited partnerships that hold shares of common stock (the "TCW Limited Partnerships") and (ii) the investment advisor for two third party accounts that hold shares of common stock (the "TCW Accounts"). The TCW Limited Partnerships and the TCW Accounts in the aggregate hold 1,648,295 shares of common stock. The TCW Group, Inc. also is the parent corporation of Trust Company of the West, which is the trustee of four trusts that hold shares of common stock (the "TCW Trusts"). The TCW Trusts in the aggregate hold 830,071 shares of common stock. The following TCW Limited Partnerships and TCW Trusts individually beneficially own more than 5% of the outstanding shares of common stock:


                                                                      Shares            Percent
                                                                   Beneficially      Beneficially
                                 Name                                 Owned              Owned
         -----------------------------------------------------    ---------------    --------------
         TCW Special Credits Fund IIIb                               364,425             7.4%
         TCW Special Credits Fund IV                                 321,370             6.6%
         TCW Special Credits Plus Fund                               344,723             7.0%
         Weyerhaeuser Company Master Retirement Trust                358,348             7.3%
         TCW Special Credits Trust IIIb                              259,471             5.3%
         TCW Special Credits Trust IV                                283,547             5.8%

     Certain of the Individual Partners also are principals of Oaktree Capital Management, LLC ("Oaktree"). The Individual Partners, in their capacity as general partners of TCW Special Credits, have been designated to manage the TCW Limited Partnerships, the TCW Accounts and the TCW Trusts. Although Oaktree provides consulting, research and other investment management support to the Individual Partners, Oaktree does not have voting or dispositive power with respect to the TCW Limited Partnerships, the TCW Accounts or the TCW Trusts. Based upon information contained in a Schedule 13D/A filed on December 27, 2002.

(3) Oaktree, as the general partner of OCM Principal Opportunities Fund, L.P., has voting and dispositive power over the shares held by OCM Principal Opportunities Fund, L.P. and may be


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     deemed a beneficial owner of such shares. Based upon information contained in a Schedule 13D/A filed on December 27, 2002.

(4) Includes all shares held by non-affiliate stockholders of the Company and represents the outstanding "publicly held shares" for purposes of Nasdaq's continued listing requirements.